Exhibit 10

PROXY

The undersigned, Profit Gain Management Limited, a company organized and existing under the laws of the Hong Kong SAR of the People’s Republic of China, hereby appoints East Sincere Management Limited, a company organized and existing under the laws of the Hong Kong SAR of  the People’s Republic of China (“East Sincere”), as proxy for the undersigned, subject to the terms and conditions hereof, with full power of substitution, to represent the undersigned and to vote all 17,407,550 shares of Common Stock, par value $.001 (the “Common Stock”) of Axiom III, Inc., a Nevada corporation (“AXIO”), that the undersigned is entitled to vote at any special or annual meeting that may be called, such power to vote the Common Stock to be unlimited and to be exercisable in East Sincere’s sole discretion, until the termination of this Proxy.

This Proxy shall terminate upon the date which is six months from the date hereof.

The parties agree that this proxy is coupled with an interest.

Dated as of October 26, 2007

PROFIT GAIN MANAGEMENT LIMITED

By /s/ Mon Hung Lew
Name: Mon Hung Lew
Title: Chief Executive Officer